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                                    EXHIBIT 5


                                 March 16, 1998


                                                                     30664-00001



Fountain Oil Incorporated
1400 Broadfield Boulevard, Suite 100
Houston, Texas  77084

        Re: Fountain Oil Incorporated - Registration Statement on Form S-3 (Registration No. ____________)

Gentlemen:

        We have acted as counsel for Fountain Oil Incorporated, a Delaware corporation (the "Company"), in connection with the registration by the Company of shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), pursuant to the above-referenced Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Company proposes to issue the Common Stock in exchange for shares of a new class of "Exchangeable Shares" of Canargo Energy Inc. ("CanArgo") that may be exchanged from time to time on a one-for-one basis at the option of the holder of such Exchangeable Shares.

        On the basis of such investigation as we have deemed necessary, we are of the opinion that (i) the Common Stock has been duly authorized and (ii) when issued and exchanged in accordance with the terms of the Registration Statement and a Combination Agreement between the Company and CanArgo substantially in the form filed as an exhibit to the Registration Statement, the Common Stock will be legally issued, fully paid and nonassessable.



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Fountain Oil Incorporated
March 16, 1998
Page 2


        The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to the present laws of the State of Delaware and to the present federal laws of the United States of America.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                        Very truly yours,


                                            /s/


                                        GIBSON, DUNN & CRUTCHER LLP